Exhibit 10.47

AMENDMENT NO. 2 TO

THE MASTER TRUST AGREEMENT

WHEREAS, Dynegy Inc., Illinova Corporation, Illinova Generating Company and Ameren Corporation entered into that certain Stock Purchase Agreement dated as of February 2, 2004 (the “Agreement”) under which Ameren Corporation will acquire all of the outstanding common and preferred stock of Illinois Power Company owned by Illinova Corporation;

WHEREAS, as a result of the transaction contemplated under the Agreement, the name of the plans formerly known as the Illinois Power Company Incentive Savings Plan and the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement will be changed to the Dynegy Midwest Generation, Inc. 401(k) Savings Plan and the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement, respectively, effective immediately prior to the “Closing Date” of the Agreement, as such term is defined under Section 2.4 of the Agreement (the “Closing Date”);

WHEREAS, pursuant to Article X of the Master Trust Agreement entered into between Dynegy Inc. and Vanguard Fiduciary Trust Company and as subsequently amended (the “Master Trust”), Dynegy Inc. may amend the Master Trust by delivery of an instrument in writing to the Vanguard Fiduciary Trust Company;

NOW, THEREFORE, in consideration of the above premises, the Master Trust is hereby amended as follows effective immediately prior to the Closing Date:

I.

The first WHEREAS clause of the Master Trust is hereby amended and restated to provide as follows:

“WHEREAS, the Employer or an affiliate of the Employer has adopted and is maintaining the Dynegy Inc. 401(k) Savings Plan, the Dynegy Midwest Generation, Inc. 401(k) Savings Plan, the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement, the Extant, Inc. 401(k) Plan, and the Dynegy Northeast Generation, Inc. Savings Incentive Plan (each such plan to be referred to individually as “Plan” and collectively as “Participating Plans”) each for the exclusive benefit of certain of its Employees; and”.

II.

Except as modified herein, the Master Trust shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 2 to the Master Trust to be executed this 29 day of September 2004, to be effective as of the Closing Date.

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
Title:	Sr. Vice President, Human Resources

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